UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Galera Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Galera Therapeutics, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

GALERA THERAPEUTICS, INC.

101 LINDENWOOD DRIVE, SUITE 225

MALVERN, PENNSYLVANIA 19355

January 24, 2025

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc. at 10:00 a.m. Eastern time, on Monday, February 24, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” for more information about how to attend the Annual Meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

J. Mel Sorensen, M.D.

President, Chief Executive Officer and Chairman of the Board

GALERA THERAPEUTICS, INC.

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MONDAY, FEBRUARY 24, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Monday, February 24, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•	To elect Lawrence Alleva and Kevin Lokay as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on January 22, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by contacting our corporate secretary, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may also may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

GALERA THERAPEUTICS, INC.

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Galera Therapeutics, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Monday, February 24, 2025 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on January 22, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 75,462,390 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be distributed on or about January 24, 2025 to our stockholders on the Record Date.

In this proxy statement, “Galera”, “Company”, “we”, “us”, and “our” refer to Galera Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MONDAY, FEBRUARY 24, 2025

This Proxy Statement and our 2023 Annual Report to Stockholders are available at

http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•	To elect Lawrence Alleva and Kevin Lokay as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, a properly submitted proxy will be voted in accordance with the Board’s recommendations. The Board recommends that you vote:

•	FOR the election of Lawrence Alleva and Kevin Lokay as Class II Directors; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is January 22, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 75,462,390 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or brokerage firm to obtain your 16-digit control number or otherwise vote through the bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a Galera stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GRTX2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting to allow additional solicitation, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on February 23, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Galera prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a valid proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board as described in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting apart from the proposals described herein. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders because a virtual meeting enables increased stockholder attendance and participation as stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GRTX2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

Why is the Annual Meeting for 2024 being held in 2025?

During 2024, the Company conducted a review of strategic alternatives and ultimately determined that it would be advisable and in the best interests of the Company and our stockholders for the Company to wind up its business and liquidate. After the Company’s proposed Plan of Liquidation and Dissolution for the Company was not approved by stockholders at a special meeting of stockholders held in October 2024, the Board continued to explore alternatives. In December 2024, the Company announced its acquisition of Nova Pharmaceuticals, Inc., a Delaware corporation (“Nova”), and a strategic shift for the Company to continue operations with a focus on anti-cancer therapeutics. Due to these events occupying the attention of the Company and its stockholders in 2024, the 2024 Annual Meeting is being held on a delayed schedule.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GRTX2024.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two-question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, two Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have five directors on our Board. The Board has nominated Lawrence Alleva and Kevin Lokay as Class II Directors for election at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2026 Annual Meeting of Stockholders; Class II, whose current term will expire at the Annual Meeting, and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2025 Annual Meeting of Stockholders. The current Class I Directors are Nancy Chang, Ph.D. and Michael Friedman; the current Class II Directors are Lawrence Alleva and Kevin Lokay; and the current Class III Director is J. Mel Sorensen, M.D.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors of the persons whose names and biographies appears below. In the event that either of Mr. Alleva or Mr. Lokay should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that either of Mr. Alleva or Mr. Lokay will be unable to serve if elected. Each of Mr. Alleva and Mr. Lokay has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

Nominees For Class II Director (terms to expire at the 2027 Annual Meeting)

The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Lawrence Alleva	75	2019	Director
Kevin Lokay	68	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:

Lawrence Alleva has served as a member of our Board since June 2019. He is a former partner with PricewaterhouseCoopers LLP (PwC), where he worked for 39 years from 1971 until his retirement in June 2010, including 28 years’ service as a partner. Mr. Alleva worked with numerous pharmaceutical and biotechnology companies as clients and, additionally, served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm’s Assurance Practice from 2006 until 2010. Mr. Alleva currently serves on the boards of directors of Bright Horizons Family Solutions, Inc., Mersana Therapeutics, Inc. and Adaptimmune Therapeutics PLC and chairs the audit committee for those companies. He previously served on the boards of directors and as chair of the audit committees of TESARO, Inc. from March 2012 to the time of its sale to GSK in January 2019, Mirna Therapeutics, Inc. from June 2015 until its merger with another company in September 2017 and of GlobalLogic, Inc. from June 2011 through the sale of the company in June 2014. Mr. Alleva is a Certified Public Accountant (inactive). He received a B.S. degree in Accounting from Ithaca College and attended Columbia University’s Executive M.B.A. non-degree program. We believe Mr. Alleva is qualified to serve on our Board due to his finance background and industry experience, including his service on the boards of directors of other public biotechnology companies.

Kevin Lokay has served as a member of our Board since March 2019. Mr. Lokay served in multiple leadership roles at AstraZeneca plc (“AZ”), a pharmaceutical company, from August 2018 until his retirement in June 2023. Mr. Lokay most recently served as Head of Change Implementation for the U.S. Oncology Business, a position he held from April 2022 until his retirement. From November 2019 to April 2022, Mr. Lokay was Head of the U.S. Immuno-oncology Franchise at AZ, and prior to that, Mr. Lokay was the Head of the U.S. Lung Cancer Franchise at AZ from August 2018 until November 2019. Mr. Lokay served as an advisor to AbbVie Inc., a pharmaceutical company, from August 2017 until December 2017. Mr. Lokay was previously Vice President and Business Unit Head, Oncology at Boehringer Ingelheim, a pharmaceutical company, a position he held from December 2009 until December 2016. Prior to joining Boehringer Ingelheim, he was President and Chief Executive Officer of Cytogen Corporation from 2007 until 2008 and served in various positions at GlaxoSmithKline from 1997 until 2007 and at Merck & Co. from 1981 until 1997. Mr. Lokay received a B.A. in Economics from Lafayette College and a M.S. from Purdue University. We believe that Mr. Lokay is qualified to serve on our Board due to his extensive experience in the biopharmaceutical industry.

Continuing Members of the Board:

Class I Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Nancy Chang, Ph.D.	75	2024	Director
Michael Friedman	47	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Nancy Chang, Ph.D. has served as a member of our Board since December 2024. Apart from her role with the Company, Dr. Chang currently serves as Chairperson of the board of directors of Ansun Biopharma, Inc., a drug development company targeting the drivers of disease progression, where she has served as a director since 2011. Dr. Chang completed her undergraduate studies at Taiwan National Tsing Hua University and attended the Ph. D. program at the Division of Medical Sciences at Harvard Medical School. Dr. Chang joined the founding team at Centocor, where she served as director of research and worked on the development of monoclonal antibody as therapeutics and to the HIV field including the development of the first HIV diagnosis assay. In 1986, Dr. Chang joined Baylor College of Medicine, where she served as Associate Professor of Virology until 1991. During this tenure, Dr. Chang co-founded Tanox, a company that focused on the treatment of immunological diseases including allergy, asthma, and inflammation by using antibodies as a therapeutic agent. From 1995 to 2000, Dr. Chang also served on the Texas Higher Education Coordinate Board under Governor George W. Bush. After 2007, Dr. Chang led OrbiMed’s Asia fund as the chair, founder and senior managing director until 2012. She served on the boards of directors for various institutes including the Federal Reserve Bank in Houston, BioHouston, Biotechnology Innovation Organization (Bio), Charles River Laboratories, and several biotech companies. Currently, Dr. Chang also serves as an advisor to ViRx at Stanford, focused on antiviral drug development, since 2018 and to Baylor College of Medicine since 1986 and also serves as president of the Tang Family Foundation since 2010.

Michael Friedman has served as a member of our Board since December 2024. Mr. Friedman is a principal and executive in residence at Emerald Bioventures, LLC (“Emerald”), a life science incubator and venture capital firm, a position he has held since December 2023. At Emerald, Mr. Friedman handles company formation, corporate finance and operations within the portfolio. Mr. Friedman has over 20 years of investment banking experience, specializing in healthcare mergers and acquisitions, leveraged finance and capital markets at firms such as Bank of America Corporation, Merrill Lynch, Jefferies and Ladenburg. Mr. Friedman has worked on venture rounds, private investment in public equity transactions, licensing transactions, sell-side and buy-side mergers and acquisitions, initial public offerings, debt financings, asset sales and divestitures. Mr. Friedman has a Master of Business Administration from the University of Chicago and a Bachelor of Business Administration from the University of Wisconsin. Mr. Friedman previously served on the board of Akari Therapeutics Plc (formerly known as Peak Bio).

Class III Director (term to expire at the 2025 Annual Meeting)

The current member of the Board who is a Class III Director is as follows:

Name	Age	Served as a Director Since	Position with Galera
J. Mel Sorensen, M.D.	68	2012	President, Chief Executive Officer, Chairman of the Board

The principal occupations and business experience, for at least the past five years, of the Class III Director are as follows:

J. Mel Sorensen, M.D. has served as Director, Chief Executive Officer and President of Galera since 2012, and also as Chairman of the Board starting in January 2025. Dr. Sorensen serves on the boards of directors of several private companies including Esanik Therapeutics, Medsyn Biopharma and PlanetVerify Ltd. He is an advisor to the Biomarkers Consortium of the National Institutes of Health and to the Irish Cancer Society. Dr. Sorensen holds an M.B., B.Ch. and B.A.O. from University College, Dublin. Dr. Sorensen’s postgraduate education and work has been in the United States, including an internal medicine residency in St. Louis and medical oncology fellowship at the Mayo Clinic, seven years at the National Cancer Institute as Senior Investigator in the Cancer Therapy Evaluation Program and four years each with Bayer and GlaxoSmithKline. Dr. Sorensen served as Director, Chief Executive Officer and President of Ascenta Therapeutics from 2004 until he joined Galera. We believe Dr. Sorensen’s experience in the industry, his role as our Chief Executive Officer and President and his knowledge of the Company enable him to make valuable contributions to our Board.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Lawrence Alleva (Chair)

Kevin Lokay

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2023	2022
Audit Fees	$480,000	$540,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	1,780

Total Fees	$480,000	$541,780

Audit Fees

Audit fees for the fiscal years ended December 31, 2023 and December 31, 2022 include fees for professional services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q, and services provided in connection with SEC filings, including consents and comfort letters.

All Other Fees

All other fees for the fiscal year ended December 31, 2022 included subscription fees to the KPMG LLP Accounting Research Online tool. No subscription fees were charged for the fiscal year ended December 31, 2023.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
J. Mel Sorensen, M.D. (1)	68	President, Chief Executive Officer and Chair of the Board
Joel Sussman (2)	76	Chief Accounting Officer, Secretary, and Treasurer

(1)	See biography in this Proxy Statement under the caption “Continuing Members of the Board”.
(2)

Joel Sussman has been serving as our Chief Accounting Officer and Treasurer since April 2019, after holding the position of Chief Financial Officer and Treasurer from December 2012 to April 2019. Mr. Sussman has also served as our Secretary since September 2024 following the departure of Jennifer Evans Stacey in such role. From 2002, Mr. Sussman provided consulting services as a Chief Financial Officer for various private life sciences companies. Before his consulting career, he held CFO and Treasurer roles at multiple public and private companies, as well as not-for-profit organizations. Mr. Sussman holds a B.A. from Yale University, an M.B.A. from the Wharton School of the University of Pennsylvania and is a licensed Certified Public Accountant in Pennsylvania.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.galeratx.com, or by writing to our Secretary at our offices at 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355.

Board Composition

Our Board currently consists of five members: Lawrence Alleva, Nancy Chang, Ph.D., Michael Friedman, Kevin Lokay, and J. Mel Sorensen, M.D. As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

While the Company’s stock is no longer listed with the Nasdaq Stock Exchange (“Nasdaq”), the Board continues to refer to Nasdaq listing guidelines to inform its independence analysis. Lawrence Alleva, Kevin Lokay, and Nancy Chang each qualify as “independent” in the judgment of the Board based on the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Galera Therapeutics, Inc., 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Galera Therapeutics, Inc., 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355.

Board Leadership Structure

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company.

The Company’s Chief Executive Officer, Dr. Sorensen, also serves as Chairman of the Board. The Board believes that this leadership structure allows both the Board and management to benefit from Dr. Sorensen’s leadership and years of experience in the Company’s business, particularly as the Company’s development strategy shifts from toxicity reduction to anti-cancer therapeutics following its recent acquisition of Nova.

The Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Although the Board has not appointed an independent Lead Director, it may do so in the future. If appointed, the Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.galeratx.com, in the “Investors” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board at Meetings

There were 20 meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at www.galeratx.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our then-incumbent members of the Board attended the 2023 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence Alleva	Chairperson	X	Chairperson
Kevin Lokay	X	Chairperson	X

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	to the extent necessary, determining the rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	periodically reviewing our investment policy; and

•	preparing the audit committee report required by the SEC rules.

The Audit Committee charter is available on our website at www.galeratx.com. The members of the Audit Committee are Mr. Alleva and Mr. Lokay. Mr. Alleva serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Alleva and Mr. Lokay is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable law. In addition, our Board has determined that Mr. Alleva qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met seven times in 2023.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.galeratx.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2023, the Compensation Committee engaged Radford/AON, a compensation consulting firm (“Radford”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Radford reports directly to the Compensation Committee. Radford/AON also provided services unrelated to executive and director compensation in 2023. The fees for these services did not exceed $120,000. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Mr. Alleva and Mr. Lokay. Mr. Lokay serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met two times in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each Board committee;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The Nominating and Corporate Governance Committee charter is available on our website at www.galeratx.com. The members of our Nominating and Corporate Governance Committee are Mr. Alleva and Mr. Lokay. Mr. Alleva serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met one time in 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our current and former executive officers who are named in the 2023 Summary Compensation Table below. In 2023, our “named executive officers” and their positions were as follows:

•	J. Mel Sorensen, M.D., President and Chief Executive Officer;

•	Christopher Degnan, former Chief Financial Officer;

•	Robert A. Beardsley, Ph.D., former Chief Operating Officer; and

•	Mark Bachleda, Pharm.D., former Chief Commercial Officer.

Mr. Degnan’s position was eliminated effective August 31, 2024 and Dr. Beardsley’s position was eliminated effective June 7, 2024, in each case to save costs for the Company. Both Mr. Degnan and Mr. Beardsley served in their roles for the entirety of fiscal year 2023. Dr. Bachleda’s position was eliminated effective August 15, 2023 in connection with a workforce reduction.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years presented.

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)	($)(2)	($)
J. Mel Sorensen, M.D., President and Chief Executive Officer	2023	616,505	617,628	—	16,132	1,250,265
	2022	596,860	453,096	295,446	16,045	1,361,448
Christopher Degnan, Former Chief Financial Officer	2023	460,845	259,684	—	13,200	733,729
	2022	432,250	231,347	159,068	12,200	834,865
Robert A. Beardsley, Ph.D., Former Chief Operating Officer	2023	451,389	189,499	—	13,200	654,088
	2022	446,195	128,526	171,369	11,150	757,240
Mark Bachleda, Pharm.D., former Chief Commercial Officer	2023	309,992	189,499	—	211,818	711,309
	2022	475,000	128,526	172,900	12,200	788,626

(1)

Represents the grant date fair value of stock options computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 10 to our consolidated financial statements included in this Annual Report on Form 10-K.

(2)

The amount shown for Dr. Sorensen represents company matching contributions under our 401(k) plan and certain travel related payments under our travel policy. Amounts shown for Mr. Degnan and Dr. Beardsley represent company matching contributions under our 401(k) plan. Amount shown for Dr. Bachleda represents company matching contributions under our 401(k) plan, severance payments, and company reimbursement for COBRA medical and dental insurance premiums. See “Former Chief Commercial Officer” below for additional information.

Narrative Disclosure to Summary Compensation Table

2023 Salaries

Our named executive officers received a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or compensation committee determines an adjustment is appropriate.

During 2023, the compensation committee increased the annual base salary for Dr. Sorensen from $601,635 to $619,479, the annual base salary for Mr. Degnan from $438,900 to $465,234, the annual base salary for Dr. Beardsley from $447,658 to $452,135, and the annual base salary for Dr. Bachleda from $475,000 to $489,250, each effective March 2023, in recognition of the executive’s individual performance and based on compensation data provided by AON/Radford.

2022 and 2023 Bonuses

We maintain a discretionary bonus plan that is designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, expressed as a percentage of his annual base salary. Following the end of each year, our Board of Directors determines the bonuses for our executives, including our named executive officers, based on company performance against pre-established objectives and, for certain executives, individual performance, and retains discretion to allow for individual adjustments based on such factors as it deems appropriate. Bonuses paid out in 2023 for performance from fiscal year 2022 were based 80% on achievement of corporate goals and 20% on achievement of individual goals for Mr. Degnan, Dr. Beardsley and Dr. Bachleda. Dr. Sorensen’s bonus for fiscal year 2022 was solely based on corporate achievement with no individual performance component.

The bonus targets for our named executive officers for 2023 were 55% for Dr. Sorensen, 40% for Mr. Degnan, 40% for Dr. Beardsley and 40% for Dr. Bachleda.

Our corporate performance objectives for 2023 included certain accomplishments in clinical and non-clinical development, regulatory and commercial, as well as financial and administrative goals. In March 2024, the Board of Directors assessed achievement against those previously established objectives and decided that since the most significant goals were not achieved, and in light of the financial situation of the Company, no bonuses would be paid for 2023 performance.

Equity Compensation

We award stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to new hires upon their commencing employment with us. Additionally, we may grant stock options at such times as our Board of Directors determines appropriate. Generally, stock options vest over four years.

Refer to the “Outstanding Equity Awards at 2023 Fiscal Year End” table below for information regarding the stock options we granted to our named executive officers during 2023.

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are or were eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 100% of contributions made by participants in the 401(k) plan up to 4% of employee contributions. These matching contributions are fully vested when made.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are or were eligible on the same terms to participate in our health and welfare plans, including medical, dental, and vision benefits, short-term and long-term disability insurance, and accidental death and dismemberment insurance.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying		Option
	Vesting	Unexercised	Unexercised		Exercise	Option
	Commencement	Options (#)	Options (#)		Price	Expiration
Name	Date	Exercisable	Unexercisable		($)	Date
J. Mel Sorensen, M.D.	2/1/2016	338,437	—		2.43	3/2/2026
	1/18/2017	88,710	—		2.68	1/18/2027
	1/10/2019	355,972	—		7.08	1/10/2029
	1/31/2020	182,210	3,877	(1)	14.84	1/30/2030
	1/26/2021	138,541	51,459	(1)	11.99	1/25/2031
	2/28/2022	121,183	143,217	(1)	2.24	2/27/2032
	2/25/2023	91,666	348,334	(1)	1.78	2/24/2033
Christopher Degnan	10/21/2019	229,513	—		12.00	11/5/2029
	1/31/2020	72,884	1,551	(1)	14.84	1/30/2030
	1/26/2021	60,156	22,344	(1)	11.99	1/25/2031
	2/28/2022	61,875	73,125	(1)	2.24	2/27/2032
	2/25/2023	38,541	146,459	(1)	1.78	2/24/2033
Robert A. Beardsley, Ph.D.	9/17/2014	31,919	—		1.14	9/17/2024
	2/1/2016	110,779	—		2.43	3/2/2026
	1/18/2017	34,383	—		2.68	1/18/2027
	1/10/2019	227,427	—		7.08	1/10/2029
	1/31/2020	72,884	1,551	(1)	14.84	1/30/2030
	1/26/2021	54,687	20,313	(1)	11.99	1/25/2031
	2/28/2022	34,375	40,625	(1)	2.24	2/27/2032
	2/25/2023	28,125	106,875	(1)	1.78	2/24/2033
Mark Bachleda, Pharm.D (2)	—	—	—		—	—

(1)

The unvested portion of the options vests in equal monthly installments until the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with the company through each applicable vesting date and accelerated vesting in the event the named executive officer’s employment with the company is terminated by the company without cause or by the named executive officer for good reason, in either case, within 12 months following a change in control.

(2)	Dr. Bachleda separated from employment with the Company in August 2023 and he held no outstanding options as of December 31, 2023.

Executive Employment Agreements

Each of our named executive officers have or had an employment agreement. The employment agreements are for indefinite terms and entitle the named executive officers to the annual base salaries and annual target bonus opportunities, the amount of which for 2023 are described above under the headings “2023 Salaries” and “2023 Bonuses.”

If we terminate a named executive officer without “good cause” or he resigns for “good reason” (each as defined below), subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) base salary continuation for a period of 9 months (or 12 months for Dr. Sorensen); and (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 9 months (or 12 months for Dr. Sorensen) in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date.

If we terminate a named executive officer without “good cause” or he resigns for “good reason”, in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) a cash amount equal to one times (or 1.5 times for Dr. Sorensen) the sum of his annual base salary and his target annual bonus for the year of termination, payable over the 12 months (or 18 months for Dr. Sorensen) following his termination date; (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months (or 18 months for Dr. Sorensen) in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date; and (iii) accelerated vesting of all unvested equity or equity-based awards held by the executive that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

The named executive officers have each agreed to refrain from (i) competing with us while employed and following his termination of employment for any reason for a period of 12 months and (ii) soliciting our employees, consultants, partners or advisors to accept employment and from soliciting our distributors, suppliers, representatives or agents to terminate or modify their relationship with the Company, in each case, while employed and following his termination of employment for any reason for a period of 12 months.

For purposes of the employment agreements, “good cause” generally means, subject to certain notice and cure rights, the executive’s (i) refusal to substantially satisfy the material responsibilities and objectives reasonably assigned to him; (ii) material breach of the employment agreement or any other agreement between the executive and the Company; (iii) commission of a felony or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or its customers or suppliers; (iv) sexual harassment, unlawful discrimination or similar behavior; (v) material breach of any confidentiality or non-compete obligations; (vi) conduct that tends to bring the Company into public disgrace or disrepute; or (vii) gross negligence or willful misconduct with respect to the Company.

For purposes of the employment agreements, “good reason” generally means, subject to certain notice and cure rights, (i) the Company’s failure to comply with the material terms of the employment agreement; (ii) any requirement by the Company that executive perform any act which is illegal; (iii) any material reduction in annual base salary, except in connection with across-the-board salary reductions based on the Company’s financial condition or performance similarly affecting all or substantially all senior management employees; or (iv) any material reduction in executive’s responsibilities, positions, duties or authority which occurs within 12 months after a change in control.

Former Chief Commercial Officer

Dr. Bachleda’s position was eliminated in connection with a workforce reduction, and he separated from employment effective August 15, 2023. In connection with Dr. Bachleda’s separation, we entered into a separation agreement with Dr. Bachleda pursuant to which he became eligible to receive the severance payments and benefits under his employment agreement with the Company, which includes base salary continuation for a period of 9 months and reimbursement for continued health coverage pursuant to COBRA for up to 9 months. The severance payments and benefits paid by the Company during 2023 are set forth in the “All Other Compensation” column of the 2023 Summary Compensation Table above.

Former Chief Financial Officer and Former Chief Operating Officer

Mr. Degnan’s position was eliminated effective August 31, 2024 and Dr. Beardsley’s position was eliminated effective June 7, 2024, in each case, to save costs for the Company. Both Mr. Degnan and Dr. Beardsley entered into separation agreements providing for the severance payments and benefits under their respective employment agreements with the Company in exchange for executing a general release of claims in favor of the Company. In addition, the Company engaged Dr. Beardsley and Mr. Degnan for consulting services on an hourly basis at a rate of $400 per hour.

Non-Employee Director Compensation

We maintain a compensation program for our non-employee directors under which each non-employee director was eligible to receive the following amounts for their services on our Board of Directors during 2023:

•	Upon the director’s initial election or appointment to our Board of Directors, an option to purchase 96,000 shares of our common stock;

•

If the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, an option to purchase shares of our common stock on the date of the annual meeting covering 64,000 shares for the chair of the Board or lead independent director or 48,000 shares for other non-employee members of the Board (other than the chair or lead independent director);

•	An annual director fee of $35,000;

•	If the director serves as lead independent director or chair or on a committee of our Board of Directors, an additional annual fee as follows:

o	Chair of the Board or lead independent director, $25,000;

o	Chair of the audit committee, $15,000;

o	Audit committee member other than the chair, $7,500;

o	Chair of the compensation committee, $10,000;

o	Compensation committee member other than the chair, $5,000;

o	Chair of the nominating and corporate governance committee, $8,000; and

o	Nominating and corporate governance committee member other than the chair, $4,000.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control.

Under our director compensation program, each non-employee director may elect, on an annual basis, to receive one or more options to purchase shares of common stock in lieu of the director’s annual cash fee for Board and committee service for such year. For 2023, such election was required to be made prior to May 26, 2023 and applies to cash fees earned for the period July 1, 2023 to June 30, 2024. The number of shares subject to any such option is determined by dividing the cash amount of the retainer by the Black-Scholes value of the option, computed in accordance with the terms of the director compensation program on the applicable grant date. Each such option will vest in equal quarterly installments, subject to the non-employee director’s continued service as a non-employee director or on the applicable committee through each applicable vesting date.

2023 Director Compensation

The following table sets forth the compensation earned by our non-employee directors for their service on our Board during 2023.

	Fees
	Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)(1)	($)(2)	($)
Lawrence Alleva	$55,000	$148,907	$203,907
Emmett Cunningham, M.D., Ph.D.	35,000	121,390	156,390
Kevin Lokay	51,500	121,390	172,890
Michael Powell, Ph.D.	68,000	161,853	229,853
Linda West	56,500	149,656	206,156

(1)

Represents the annual retainer earned under our director compensation program for service on our Board during 2023. Ms. West elected to receive cash director fees earned from July 1, 2022 through June 30, 2023 in the form of stock options. Accordingly, in July 2022, Ms. West was issued options to purchase 58,496 shares (in lieu of $28,250 in cash fees for July through December 2022 and $28,250 in cash fees for January through June 2023). Mr. Alleva and Ms. West have each elected to receive cash director fees earned from July 1, 2023 through June 30, 2024 in the form of stock options. Accordingly, in July 2023, Mr. Alleva was issued options to purchase 22,762 shares (in lieu of $27,500 in cash fees for July through December 2023 and $27,500 in cash fees for January through June 2024) and Ms. West was issued options to purchase 23,382 shares (in lieu of $28,250 in cash fees for July through December 2023 and $28,250 in cash fees for January through June 2024). Each of these options vests in equal quarterly installments and has an exercise price of $1.29 for the options granted in July 2022 and an exercise price of $3.12 for the options granted in July 2023, which was the closing price per share of our stock on the applicable date of grant.

(2)

Represents the grant date fair value of stock options computed in accordance with ASC 718 rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 10 to our consolidated financial statements included in this Annual Report on Form 10-K. The amounts for Mr. Alleva and Ms. West include $27,517 and $28,266, respectively, representing the excess of the grant date fair value of the options received in July 2023 in lieu of cash fees over the amount of those fees for service during 2023. The grant date fair value of these options exceeds the 2023 cash fee amount because, as described above, the options were received in lieu of cash fees otherwise payable for services performed from July 1, 2023 through June 30, 2024.

As of December 31, 2023, the aggregate number of options (exercisable and unexercisable) held by each non-employee director were as follows: Mr. Alleva: 133,812; Dr. Cunningham: 107,960; Mr. Lokay: 102,552; Dr. Powell: 130,134, and Ms. West: 183,272. None of our non-employee directors held stock awards in the Company as of December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of January 22, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 75,462,390 shares of common stock outstanding as of January 22, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of January 22, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Yair Schneid (1)(2)	10,823,610	14.34%
Rochel Soffer (1)(2)	5,928,137	7.86%
GSA Capital Partners LLP (3)	3,892,561	5.16%
Affiliates of Ikarian Capital, LLC (4)	7,538,691	9.99%
Named Executive Officers and Directors
J. Mel Sorensen, M.D. (5)	1,842,555	2.39%
Christopher Degnan (6)	565,145	*
Mark Bachleda, Pharm.D.	—	—
Nancy Chang, Ph.D. (7)	7,644,932	10.13%
Lawrence Alleva (8)	144,182	—
Michael Friedman	—	—
Kevin Lokay (9)	102,552	—
Robert A. Beardsley (10)	108,191	*
All executive officers and directors as a group (6 persons) (11)	10,006,098	12.90%

*	Less than one percent.
(1)

Based on Schedule 13G/A filed with the SEC on May 16, 2024. Consists of 10,823,610 shares of our common stock held of record by Yair Schneid. Mr. Schneid is deemed to have sole voting and dispositive power with regard to such shares. Does not include 3,178,137 shares of common stock held by Rochel Soffer individually and 2,750,000 shares of common stock held by Alpha Pharma Investments LLC. Rochel Soffer is the spouse of Mr. Schneid and is also the sole member of Alpha Pharma Investments LLC. Rochel Soffer has voting and dispositive power of Alpha Pharma Investments LLC and is therefore deemed the beneficial owner of such securities. Mr. Schneid disclaims beneficial ownership of all securities owned by Rochel Soffer and Alpha Pharma Investments LLC, except to the extent of their pecuniary interest therein, if any. The mailing address of Mr. Schneid is 1 Wood Lane, Suffern, NY 10901.

(2)

Based on Schedule 13G filed with the SEC on May 16, 2024. Consists of 3,178,137 shares of our common stock held of record by Rochel Soffer and 2,750,000 shares of our common stock held of record by Alpha Pharma Investments LLC. Rochel Soffer is the sole member of Alpha Pharma Investments LLC and is therefore deemed the beneficial owner of such securities. Ms. Soffer is the spouse of Yair Schneid. Ms. Soffer disclaims beneficial ownership of all securities owned by Yair Schneid, except to the extent of their pecuniary interest therein, if any. The mailing address of Ms. Soffer is 9559 Collins Avenue, #1009S, Miami, FL 33154.

(3)

Based on Schedule 13G filed with the SEC on January 2, 2024. Consists of 3,892,561 shares of our common stock held of record by GSA Capital Partners LLP. GSA Capital Partners LLP is deemed to have sole voting and dispositive power with regard to such shares. The business address of GSA Partners LLP is 5 Stratton Street, London, United Kingdom.

(4)

Consists of: (i) 5,361,517 shares of common stock and 16,386,788 pre-funded warrants held by Ikarian Healthcare Master Fund LP; (ii) 1,620,818 shares of common stock and 4,953,824 pre-funded warrants held by Boothbay Absolute Return Strategies LP; and (iii) 556,356 shares of common stock and 1,700,428 pre-funded warrants held by Boothbay Diversified Alpha Master Fund LP. However, the warrants cannot be exercised in an amount that would cause these entities to collectively hold over 9.99% of the Company’s capital stock. The business address of Ikarian Healthcare Master Fund LP is 100 Crescent Court, Suite 1620, Dallas, TX 75201. The business address of each of Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund LP is 140 E. 45th Street, 14FL, New York, NY 10017.

(5)	Consists of 265,049 shares of our common stock and 1,577,506 shares of our common stock underlying stock options exercisable within 60 days of January 22, 2025.
(6)	Consists of 565,145 shares of our common stock underlying stock options exercisable within 60 days of January 22, 2025.
(7)	Consists of 7,644,932 shares of our common stock.
(8)	Consists of 10,370 shares of our common stock and 133,812 shares of our common stock underlying stock options exercisable within 60 days of January 22, 2025.
(9)	Consists of 102,552 shares of our common stock underlying stock options exercisable within 60 days of January 22, 2025.
(10)	Consists of 108,191 shares of our common stock.
(11)	Consists of 7,920,351 shares of our common stock and 2,085,747 shares of our common stock underlying stock options exercisable within 60 days of January 22, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

February 2023 Registered Direct Offering

On February 17, 2023, we completed a registered direct offering, which resulted in the issuance and sale of 14,320,000 shares of our common stock and warrants to purchase up to 14,320,000 shares of common stock at a combined offering price of $2.095 per share and accompanying warrant, generating gross proceeds of $30.0 million. The warrants have an exercise price of $1.97 per share of common stock, are exercisable immediately following their issuance and will expire five years from the date of issuance. We received net proceeds of approximately $27.7 million from this offering, after deducting placement agent fees and offering expenses. The following table sets forth the aggregate number of shares of our common stock and warrant shares acquired in the offering by holders of more than 5% of our common stock, including entities that became holders of more than 5% of our common stock as a result of the registered direct offering.

Participants	Shares of Common Stock	Warrant Shares	Aggregate Value
Holders of More than 5% (1)
Armistice Capital Master Fund Ltd.	2,860,000	2,860,000	$5,991,700
Alyeska Master Fund, L.P.	2,500,000	2,500,000	$5,237,500
Deerfield Partners, L.P.	2,386,000	2,386,000	$4,998,670
Rosalind Advisors, Inc.	1,300,000	1,300,000	$2,723,500
Sectoral Asset Management, Inc.	920,000	920,000	$1,927,400

(1)

Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management”.

Investors’ Rights Agreement

We are party to a second amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), with, among others, certain of our current and former executive officers. The Investors’ Rights Agreement grants the holders certain rights with respect to access to information and future stock issuances.

Consulting Services from IntellectMap Corporation

Since February 2018, IntellectMap Corporation has provided advisory services to the Company on cybersecurity issues. The chief executive officer of IntellectMap is the brother of J. Mel Sorensen, M.D., our Chief Executive Officer and a member of our Board. We paid $0.3 million and $0.2 million in fees, respectively, to IntellectMap for the fiscal years ended December 31, 2023 and 2022.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Merger with Nova Pharmaceuticals, Inc.

On December 30, 2024, we acquired Nova in accordance with the terms of that certain Agreement and Plan of Merger, dated as of December 30, 2024 (the “Merger Agreement”), by and among the Company, Grape Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Grape Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Nova. Under the terms of the Merger Agreement, at the closing of the transaction contemplated thereby (the “Closing”), the Company issued to the securityholders of Nova shares of preferred stock of Galera, par value $0.001 per share, designated as Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”), each share of which is convertible into 1,000 shares of common stock, subject to certain conditions of the Merger Agreement, the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, and related documents.

At the Closing: (i) Nancy T. Chang acquired 1,841.92 shares of Series B Preferred Stock in exchange for shares of Nova’s common stock held immediately prior to the Closing and (ii) Michael R. Friedman acquired 8,326.269 shares of Series B Preferred Stock in exchange for shares of Nova’s common stock held immediately prior to the Closing. Nancy T. Chang, Ph.D. and Michael Friedman were appointed as members of the Board as Class I directors at the Closing.

Private Placement

On December 30, 2024, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell an aggregate of 44,111,260 shares of common stock and pre-funded warrants at an aggregate purchase price of $2,885,000 (the “Private Placement”). The table below sets forth the number of shares of common stock and pre-funded warrants purchased by our directors, executive officers or holders of more than 5% of our capital stock, including entities that became related parties as a result of the Private Placement:

Related Person	Shares of Common Stock	Pre-Funded Warrants	Aggregate Purchase Price
Nancy Chang	7,644,932	0	$500,000
Affiliates of Ikarian Capital, LLC (1)	7,538,691	23,041,040	$2,000,000

(1)

Consists of: (i) 5,361,517 shares of common stock and 16,386,788 pre-funded warrants held by Ikarian Healthcare Master Fund LP; (ii) 1,620,818 shares of common stock and 4,953,824 pre-funded warrants held by Boothbay Absolute Return Strategies LP; and (iii) 556,356 shares of common stock and 1,700,428 pre-funded warrants held by Boothbay Diversified Alpha Master Fund LP.

PIPE Registration Rights Agreement

We and the investors who participated in the Private Placement entered into a Registration Rights Agreement, dated as of December 30, 2024 (the “PIPE Registration Rights Agreement”), pursuant to which, among other things, we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Private Placement (the “Filing Deadline”) providing for the resale by the investors of the shares of common stock held by the investors and the shares of common stock underlying the pre-funded warrants held by the investors. We agreed to use commercially reasonable efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement), subject to specified exceptions and suspension rights as are set forth in the Registration Rights Agreement.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355 in writing within a reasonable time before the Company begins to print and send its proxy for such meeting.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution. We have also engaged Campaign Management, LLC (“Campaign Management”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We expect to pay Campaign Management a fee of approximately $16,000, plus additional costs for certain supplemental items and reimbursement for reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-394-4517

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

GALERA’S ANNUAL REPORT ON FORM 10-K

A copy of Galera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on January 22, 2025 without charge upon written request addressed to:

Galera Therapeutics, Inc.

Attention: Secretary

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at www.galeratx.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

January 24, 2025

GALERA THERAPEUTICS, INC. 101 LINDENWOOD DRIVE, SUITE 225 MALVERN, PA 19355 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on February 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/GRTX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on February 23, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61350-P25606 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GALERA THERAPEUTICS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: ! ! ! 1. Election of Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified. Nominees: 01) Lawrence Alleva 02) Kevin Lokay The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No HOUSEHOLDING ELECTION—Please indicate if you consent ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, to receive certain future investor communications in a single executor, administrator, or other fiduciary, please give full title as such. Joint package per household. owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V61351-P25606 GALERA THERAPEUTICS, INC. Annual Meeting of Stockholders February 24, 2025 10:00 AM ET This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Galera Therapeutics, Inc. hereby appoint(s) J. Mel Sorensen, M.D. and Joel Sussman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of GALERA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on February 24, 2025, via a live webcast at www.virtualshareholdermeeting.com/GRTX2024, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side